Exhibit 99.1

  U.S. Physical Therapy Reports Second Quarter and Six Months Results

    HOUSTON--(BUSINESS WIRE)--Aug. 1, 2006--U.S. Physical Therapy, Inc. (NASDAQ:USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the second quarter and six months ended June 30, 2006.
    U.S. Physical Therapy's reported earnings for the second quarter and first six months of 2006 were $2.2 million or $0.18 per share and $3.7 million or $0.30 per share, respectively.

    Second Quarter 2006 compared to Second Quarter 2005

    -- Net revenue rose 6.5% to $35.8 million from $33.6 million due to a 6.0% increase in patient visits to 362,515 and an increase of $0.36 in net patient revenue per visit to $97.04.

    -- Clinic operating costs were 74.6% of net revenue versus 70.7% for the second quarter in the prior year. The increase is primarily attributable to clinic salaries and related costs increasing from 49.2% of net revenue to 52.3% of net revenue. Of the increase in clinic salaries and related costs, 62.0% was due to clinics opened or acquired within the past year and 38.0% related to clinics owned for more than a year. Rent, clinic supplies, contract labor and other as a percentage of net revenue remained relatively constant between the two periods.

    -- Corporate office costs were $4.5 million or 12.5% of net revenue versus $4.2 million and 12.4%. The second quarter 2006 costs include $242 thousand of equity compensation expense for stock options and restricted stock. There was no equity compensation expense recorded in the year earlier period as U.S. Physical Therapy adopted SFAS No. 123R on January 1, 2006.

    -- The Company closed three clinics incurring $.2 million in closure costs and impairment charges as compared to closing one clinic and $.1 million in related expense in the year earlier period.

    -- Net income decreased 21.9% to $2.2 million from $2.8 million. Earnings per diluted share decreased to $0.18 from $0.23.

    -- Same store visits and the net rate per visit for clinics open for one year or more were flat. Revenue for clinics open for one year or more were comparable between the two periods.

    First Six Months 2006 compared to First Six Months 2005

    -- Net revenue rose 9.2% to $70.4 million from $64.5 million due to an 8.8% increase in patient visits to 713,420 and an increase of $0.33 in net patient revenue per visit to $97.05.

    -- Clinic operating costs were 75.6% of net revenue versus 71.7% for the period in the prior year. The increase is primarily attributable to clinic salaries and related costs increasing from 50.2% of net revenue to 52.8% of net revenue. Rising salary costs at facilities opened or acquired a year or more accounted for most of the increase while acquisitions and clinics open less than one year made up the balance. Rent, supplies, contract labor and other clinic costs increased from 20.5% of net revenues to 21.0%.

    -- Corporate office costs were $9.0 million or 12.8% of net revenue versus $8.2 million or 12.7%. The first six months 2006 costs include $0.5 million of equity compensation expense. There was no equity compensation expense recorded in the year earlier period.

    -- Net income decreased 24.0% to $3.6 million from $4.8 million. Earnings per diluted share decreased to $0.30 from $0.40.

    -- Same store visits for clinics open for one year or more increased 3.5%. The net rate per visit for those clinics decreased $0.17 per visit. Same store revenue increased 3.3% or approximately $2.1 million.

    Chris Reading, Chief Executive Officer, said, "Due to the focused efforts of our partners, employees, and operations team, we made progress this quarter on the underlying issues impacting our earnings. Medicare durations, which had dropped earlier in the year, have begun to rebound. We saw sequential improvement in each of the months this quarter. We expect additional improvement as we continue to clarify for our patients, staff and referral sources the rules surrounding the 'Medicare cap', which took effect in January 2006.
    "Total cost as a percent of revenue has made some improvement from the first quarter but remains above the same period for the prior year. Productivity among our therapists has begun to show improvement. As we make minor adjustments to our Therapist Incentive Plan (TIP) we expect these improvements to continue and our cost as a percentage of revenue to decline over time.
    "For the second quarter our development team continued their solid performance with 8 openings bringing our total for the year to 20. Over the past three quarters we have opened 30 new facilities, 21 of which have been with new partners, bringing our facility total to 303 locations in 39 states.
    "Our focus for the remainder of the year will be facility growth, both new as well as same store, coupled with continued efforts to improve our efficiencies and underlying cost structure. We continue to see opportunity in the marketplace and remain focused on the issues at hand."
    In the second quarter 2006, the Company acquired 82,318 common stock shares at prices ranging from $13.90 to $15.03 for an average price during the quarter of $14.68. Larry McAfee, Chief Financial Officer, stated, "Since the inception of the current share repurchase program in the fall of 2004 the Company has acquired 994,000 shares or approximately 7.3% of the total shares outstanding. Over 320,000 shares remain available for purchase under the existing program."
    The Company closed the quarter with $15.1 million in cash and investments. Net of $0.6 million of acquired clinics seller notes, the adjusted cash balance was approximately $14.5 million or $1.24 per outstanding share.
    This press release contains non-GAAP financial measures as defined by Regulation G of the Securities and Exchange Commission. The attached financial summary contains a schedule which reconciles these measures to the most directly comparable GAAP measures. These non-GAAP financial measures may be considered in addition to, not as a substitute for the financial measures prepared in accordance with GAAP (generally accepted accounting principles).
    U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time today to discuss the Company's second quarter and first six months 2006 results. Interested parties may participate in the call by dialing (888) 968-4564 or (973) 582-2841 and enter reservation number 7610795 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 90 days at this website.

    Forward-Looking Statements

    This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as "believes", "expects", "intends", "plans", "appear", "should" and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

    --  revenue and earnings expectations;

    -- general economic, business, and regulatory conditions including federal and state regulations;

    -- availability of qualified physical and occupational therapists;

    --  salary costs and personnel productivity;

    -- the failure of our clinics to maintain their Medicare certification status or changes in Medicare guidelines;

    -- competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-off or write-down of goodwill;

    -- changes in reimbursement rates or methods from third party payors including government agencies and deductibles and co-pays owed by patients;

    --  maintaining adequate internal controls;

    --  availability, terms, and use of capital;

    --  future acquisitions;

    --  weather and other seasonal factors

    Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

    About U.S. Physical Therapy, Inc.

    Founded in 1990, U.S. Physical Therapy, Inc. operates 303 outpatient physical and/or occupational therapy clinics in 39 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. U.S. Physical Therapy, Inc. has been named for four consecutive years in Forbes Magazine's Best 200 Small Companies List.
    More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

    (See Attached Tables)

             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                              Three Months Ended   Six Months Ended
                                   June 30,            June 30,
                              ------------------- -------------------
                                2006      2005      2006      2005
                              ---------- -------- --------- ---------
                                  (unaudited)         (unaudited)

Net patient revenues            $35,179  $33,065   $69,240   $63,417
Management contract revenues        570      509     1,139     1,012
Other revenues                        9        2        35        25
                              ---------- -------- --------- ---------
Net revenues                     35,758   33,576    70,414    64,454

Clinic operating costs:
  Salaries and related costs     18,686   16,532    37,153    32,332
  Rent, clinic supplies,
   contract labor and other       7,293    6,859    14,817    13,195
  Provision for doubtful
   accounts                         458      350     1,024       662
                              ---------- -------- --------- ---------
                                 26,437   23,741    52,994    46,189

  Closure costs                     179       84       201        84
  Loss (gain) on sale or
   disposal of fixed assets          43      (83)       55       (41)

Corporate office costs            4,487    4,156     9,002     8,197
                              ---------- -------- --------- ---------

Operating income                  4,612    5,678     8,162    10,025
Other income (expense):
  Interest income, net               85       94       167       187
  Loss in unconsolidated joint
   venture                          (10)      --       (31)       --
  Minority interests in
   subsidiary limited
   partnerships                  (1,165)  (1,296)   (2,366)  ( 2,483)
                              ---------- -------- --------- ---------
                                 (1,090)  (1,202)   (2,230)   (2,296)

Income before income taxes        3,522    4,476     5,932     7,729
Provision for income taxes        1,366    1,714     2,292     2,937
                              ---------- -------- --------- ---------

Net income                       $2,156   $2,762    $3,640    $4,792
                              ========== ======== ========= =========

Basic earnings per common
 share (Note 1)                   $0.18    $0.23     $0.31     $0.40
                              ========== ======== ========= =========
Diluted earnings per common
 share (Note 1)                   $0.18    $0.23     $0.30     $0.40
                              ========== ======== ========= =========


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                    CONSOLIDATED EARNINGS PER SHARE
                 (In thousands, except per share data)

Note 1: The following table sets forth the computation of basic and diluted earnings per share:

                              Three Months Ended   Six Months Ended
                                   June 30,            June 30,
                              ------------------- -------------------
                                2006      2005      2006      2005
                              ---------- -------- --------- ---------
                                  (unaudited)         (unaudited)
Numerator:
  Net income                     $2,156   $2,762    $3,640    $4,792
                              ---------- -------- --------- ---------

                              ========== ======== ========= =========
Denominator:
  Denominator for basic
   earnings per share ---
   weighted-average shares       11,754   11,913    11,788    11,938
  Effect of dilutive
   securities:
  Stock options                     140      152       177       144
                              ---------- -------- --------- ---------
  Denominator for diluted
   earnings per share ---
   adjusted weighted-average
   shares and assumed
   conversions                   11,894   12,065    11,965    12,082
                              ========== ======== ========= =========

  Basic earnings per common
   share                          $0.18    $0.23     $0.31     $0.40
                              ========== ======== ========= =========
  Diluted earnings per common
   share                          $0.18    $0.23     $0.30     $0.40
                              ========== ======== ========= =========


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
          (In thousands, except share and per share amounts)

                                           June 30,     December 31,
                                            2006           2005
                                        -------------- --------------
                                         (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                   $15,114        $15,002
  Patient accounts receivable, less
   allowance for doubtful accounts of
   $1,482 and $1,621, respectively             20,297         19,661
  Accounts receivable -- other                    703            761
  Other current assets                          1,606          1,428
                                        -------------- --------------
      Total current assets                     37,720         36,852
Fixed assets:
  Furniture and equipment                      24,151         23,010
  Leasehold improvements                       15,427         14,556
                                        -------------- --------------
                                               39,578         37,566
  Less accumulated depreciation and
   amortization                                25,224         23,825
                                        -------------- --------------
                                               14,354         13,741
Goodwill                                       15,474         14,339
Other assets                                      949          1,587
                                        -------------- --------------
                                              $68,497        $66,519
                                        ============== ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable -- trade                    $1,541         $1,721
  Accrued expenses                              5,180          5,150
  Notes payable                                   244            244
                                        -------------- --------------
      Total current liabilities                 6,965          7,115
Notes payable -- long-term portion                347            483
Deferred rent                                   1,254          1,263
Other long-term liabilities                     1,335          1,159
                                        -------------- --------------
      Total liabilities                         9,901         10,020
Minority interests in subsidiary limited
 partnerships                                   3,057          3,024
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $.01 par value,
   500,000 shares authorized, no
   shares issued and outstanding                   --             --
  Common stock, $.01 par value,
   20,000,000 shares authorized,
   13,652,847 and 13,645,167 shares
   issued at June 30, 2006 and
   December 31, 2005, respectively                137            136
  Additional paid-in capital                   35,148         35,037
  Additional paid-in capital, equity-
   based compensation                             384             --
  Retained earnings                            48,048         44,408
  Treasury stock at cost, 1,941,003 and
   1,809,785 shares held at June 30, 2006
   and December 31, 2005, respectively        (28,178)       (26,106)
                                        -------------- --------------
      Total shareholders' equity               55,539         53,475
                                        -------------- --------------
                                              $68,497        $66,519
                                        ============== ==============


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                              Six Months Ended
                                                  June 30,
                                        -----------------------------
                                            2006           2005
                                        -------------- --------------
                                         (unaudited)    (unaudited)
Operating activities
  Net income                                   $3,640         $4,792
  Depreciation and amortization                 2,220          2,142
  (Gain) Loss on sale or disposal of
   fixed assets                                    71            (41)
  Minority interest in earnings                 2,366          2,483
  Provision for doubtful accounts               1,024            662
  Equity-based awards compensation
   expense                                        464             --
  Tax benefit from exercise of options             --            570
  Impairment charge - goodwill                     54             --
  Deferred income taxes                           495            222
  Recognition of deferred rent subsidies         (204)          (188)
  Other                                            --             26
  Changes in working capital                   (1,433)           792
                                        -------------- --------------
      Net cash provided by operating
       activities                               8,697         11,460

Investing activities
  Purchase of fixed assets                     (2,928)        (1,838)
  Acquisition of minority interests,
   included in goodwill                        (1,099)        (1,319)
  Purchase of businesses                          (54)        (5,000)
  Proceeds on sale of fixed assets                  5            194
                                        -------------- --------------
     Net cash used in investing
      activities                               (4,076)        (7,963)
Financing activities
  Payment of notes payable                       (136)            --
  Repurchase of common stock                   (2,072)        (3,573)
  Excess tax benefit from stock options
   exercised                                       10             --
  Proceeds from exercise of stock
   options                                         22            643
  Distributions to minority investors          (2,333)        (2,956)
                                        -------------- --------------
     Net cash used in financing
      activities                               (4,509)        (5,886)

         Change in cash and cash
          equivalents                            $112        $(2,389)
                                        ============== ==============


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
        RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - EBITDA
                            (In thousands)

                                              Six Months Ended
                                                  June 30,
                                            2006           2005
                                        -------------- --------------

Net income                                     $3,640         $4,792

Adjustments:
Depreciation and amortization                   2,220          2,142
Minority interest in subsidiary limited
 partnerships                                   2,366          2,483
Interest income, net of interest expense         (167)          (187)
Provision for income taxes                      2,292          2,937
                                        -------------- --------------
    EBITDA before minority interests           10,351         12,167

Minority interest in subsidiary limited
 partnerships                                   2,366          2,483
                                        -------------- --------------
   EBITDA                                      $7,985         $9,684
                                        ============== ==============


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 RECAP OF CLINIC DEVELOPMENT ACTIVITY

                                                             Number
                                                               of
                         Opened   Closed    Sold   Acquired  Clinics
                        -------- -------- -------- -------- ---------
As of December 31, 2004                                          264

First Quarter 2005,
 March 31, 2005               6       --       (1)      --       269

Second Quarter 2005,
 June 30, 2005                7       (1)      (1)       3       277

Third Quarter 2005,
 September 30, 2005           5       --       --       --       282

Fourth Quarter 2005,
 December 31, 2005           10       (8)      --        2       286
                        -------- -------- -------- -------- ---------

Year 2005,
 December 31, 2005           28       (9)      (2)       5       286
                        ======== ======== ======== ======== =========

First Quarter 2006,
 March 31, 2006              12       --       --       --       298

Second Quarter 2006,
 June 30, 2006                8       (3)      --       --       303
                        -------- -------- -------- -------- ---------

Six Months Ended
 June 30, 2006               20       (3)      --       --       303
                        ======== ======== ======== ======== =========

    CONTACT: U.S. Physical Therapy, Inc., Houston
             Larry McAfee or Chris Reading, 713-297-7000 or
             Investors Relations:
             DRG&E
             Jack Lascar, 713-529-6600